EXHIBIT 10.13



                 MARKETING CONSULTING AND COOPERATION AGREEMENT

         MARKETING CONSULTING AND COOPERATION AGREEMENT, made as of this 7th day of June, 1996, by and between GOLDEN BEAR INTERNATIONAL, INC. , a Florida corporation having its principal place of business at 11780 U.S. Highway One, Suite 400, North Palm Beach, Florida 33408 ("GBI"), GOLDEN BEAR GOLF, INC., a Florida corporation having its principal place of business at 11780 U.S. Highway One, Suite 400, North Palm Beach, Florida 33408 ("Golden Bear"), and Nicklaus Golf EQUIPMENT COMPANY, L.C., a Florida limited liability company having its principal place of business at 7850 Byron Drive, West Palm Beach, Florida 33404 ("Nicklaus Golf").

                              W I T N E S S E T H:

         WHEREAS, Nicklaus Golf was established on September 17, 1992, by GBI and N48 Corporation ("N48") as its only members for the purpose of establishing a golf equipment manufacturing and distribution business (the "Equipment Business") utilizing the name and expertise of GBI's principal, Jack Nicklaus ("JWN"), on a worldwide basis, except as otherwise excluded by the terms of then existing agreements between GBI and third parties;

         WHEREAS, upon inception of Nicklaus Golf, GBI and Nicklaus Golf entered into that certain Trademark License, Consulting and Technical Services Agreement (the "NGEC License"), which authorized Nicklaus Golf to utilize certain trademarks, tradenames and publicity rights relating to JWN and GBI (the "Golf Endorsement") in connection with the identification, marketing, advertising, promotion and sale of golf equipment and required GBI to furnish certain ongoing consulting and marketing services in connection with the development of the Nicklaus(TM) brand and use of other intangible rights developed by GBI and its predecessors in interest;

         WHEREAS, as part of a corporate reorganization, Golden Bear has acquired certain businesses and assets (the "Transferred Businesses") and marketing staff formerly utilized by GBI to consult with Nicklaus Golf in connection with the marketing of the Equipment Business, and pursuant to a Trademark License Agreement of even date herewith (the "GB License"), Golden Bear is exercising exclusive license rights and has undertaken worldwide brand development and marketing responsibilities with respect to the Transferred Businesses, which activities are complementary to GBI's golf equipment licensing activities under the NGEC License;

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

           1. RETENTION OF GOLDEN BEAR AS CONSULTANT. By executing this Agreement, GBI hereby agrees to retain Golden Bear, and Golden Bear hereby agrees to provide its services, as a marketing consultant to GBI in connection with GBI's participation in the Equipment Business, which services shall include providing GBI with advice regarding the imapact of marketing considerations on the operation and management of Nicklaus Golf and furnishing reasonable cooperation, information and advice to Nicklaus Golf as a licensee of GBI in support of the marketing of its golf equipment

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products on a worldwide basis. By executing this Agreement, Nicklaus Golf acknowledges and accepts the delegation of duties set forth below, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that such delegation of duties and acceptance thereof by Nicklaus Golf shall not affect the ultimate responsibilities of GBI for its performance to N48 as a member of Nicklaus Golf under the Promoters' and Operating Agreement of Nicklaus Golf and to Nicklaus Golf as licensor under the NGEC License. The parties further agree that Golden Bear shall not, by virtue of this Agreement or otherwise, acquire any legal or beneficial ownership interest in or claim against Nicklaus Golf or the trademarks licensed under NGEC License, or succeed to any right or obligation of GBI under the Promoters' and Operating Agreement of Nicklaus Golf, including, without limitation, any right or obligation to participate in the management, control or direction of the Equipment Business.

           2. CONSULTING SERVICES OF GOLDEN BEAR. From and after the Effective Date (as defined below), Golden Bear shall provide the following marketing consulting services to GBI in support of the Equipment Business:

           (a) Golden Bear shall render to GBI marketing related advisory and consulting services as reasonably requested by GBI with respect to all marketing aspects of the Equipment Business and Nicklaus Golf's product lines, and will provide such information, advice and analysis with respect to the relationships between the Transferred Businesses and the Equipment Business as GBI's marketing staff have historically provided to its Executive Committee and its designated management representatives in Nicklaus Golf prior to the Effective Date.

           (b) Golden Bear shall also consult with GBI as requested regarding those marketing considerations involved in the development and implementation of ongoing marketing, advertising, promotion and merchandizing programs for the Equipment Business, and will assist GBI in determining and implementing appropriate methods and formats for using the Golf Endorsement as part of a global brand strategy and marketing program involving GBI and its various licensees.

           (c) Golden Bear shall assist GBI in the review and evaluation of marketing, advertising, promotion and merchandizing programs developed or implemented by Nicklaus Golf staff for the Equipment Business, including review and evaluation of the concepts of programs proposed by Nicklaus Golf and review and evaluation of the implementation and effectiveness of programs implemented by Nicklaus Golf.

The consulting services required under this Section shall be rendered to JWN as the principal of GBI and to such additional employees and authorized representatives of GBI as GBI may designate in writing generally or with respect to particular matters. Golden Bear acknowledges that Nicklaus Golf is an intended beneficiary of the consulting services being rendered by Golden Bear to GBI as a member of Nicklaus Golf and that GBI shall be authorized to provide Nicklaus Golf staff and management with all information, advice and other ideas generated by Golden Bear as a consultant under this Agreement without additional charge or restriction. If requested by GBI, Golden Bear further agrees to make its staff available at its principal offices during


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reasonable times to discuss matters arising under this Agreement with Nicklaus
Golf staff.

           3. REVIEW AND APPROVAL OF MARKETING MATERIALS. Golden Bear acknowledges that, under the NGEC License, Nicklaus Golf has the exclusive right to produce and use advertising and promotional materials which incorporate the personal services of JWN and the Golf Endorsement to market golf equipment utilizing the trademarks licensed by GBI which meets GBI's quality standards, and to promote the business interests of Nicklaus Golf generally, including Nicklaus Golf's public image and licensed business activities, subject to the rights of GBI to approve such advertising and promotional materials under Paragraph 8 of the NGEC License. The parties understand and acknowledge that, as a result of Golden Bear's succession as licensee under the GB License to the Transferred Businesses formerly conducted by GBI under trademarks and endorsement rights related to the Golf Endorsement, the active participation of Golden Bear as GBI's marketing consultant in the review of advertising and promotional materials will promote their mutual interests in the maintenance of a uniform brand image for all products offered or licensed by GBI. In order to protect the mutual interests of the parties in such participation, GBI shall promptly furnish the following to Golden Bear staff: (i) copies of all proposed advertising and promotional materials, concepts and other information provided to GBI under Paragraph 8 of the NGEC License, and (ii) any other marketing materials, concepts or information relating to the Golf Endorsement submitted by Nicklaus Golf staff to GBI for its review, comment or approval. Golden Bear staff shall review any materials furnished to them under this Section within a reasonable time based upon the circumstances and will communicate any comments upon or objections to such materials to JWN and/or those other persons designated by GBI to review such materials and communicate its response to Nicklaus Golf. In any event, Golden Bear will use its best efforts to respond to GBI prior to the expiration of any time limitations imposed upon objections from GBI under the terms of Paragraph 8 of the NGEC License or the terms of any other agreements between GBI and Nicklaus Golf governing GBI's response to any other submission. GBI agrees to act in good faith to address with Nicklaus Golf any matters raised by Golden Bear staff which may affect the goodwill of GBI's trademarks or endorsement rights, and to communicate the results of its discussions with Nicklaus Golf to Golden Bear's staff.

           4. COORDINATION WITH OTHER EQUIPMENT LICENSEES. Golden Bear agrees that, in addition to its marketing consulting responsibilities with respect to Nicklaus Golf, Golden Bear shall provide such consulting services as GBI may reasonably request in order for GBI to coordinate the marketing activities of the Equipment Business with the activities of MacGregor Golf (Japan), Ltd. ("MGJ"), as the exclusive golf equipment licensee of GBI in Japan and South Korea. In addition to providing such marketing advice to GBI, Golden Bear will perform all of the services for GBI required under Sections 2 and 3 of this Agreement to the extent such services may be applicable to the relationship between GBI and MGJ. Golden Bear shall also assist GBI in evaluating the activities of Nicklaus Golf and MGJ as GBI's licensees in the golf equipment field and in providing consulting assistance as may reasonably be requested by GBI in connection with MGJ's adaptation of global brand strategies to the domestic Japanese market for golf equipment.

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           5. COMPENSATION AND EXPENSES. In consideration of the services to be provided and obligations to be undertaken by Golden Bear on behalf of GBI under this Agreement, GBI agrees to pay Golden Bear a consulting fee in the amount of one hundred thousand dollars ($100,000) per year, which fee will be payable equal monthly installments due in advance on the Effective Date and on the same day of each consecutive month during the term of this Agreement thereafter. In consideration of such consulting fee, GBI shall receive up to three hundred
(300) hours per calendar year of marketing executive staff services (excluding clerical and office staff time of Golden Bear support staff) from Golden Bear as needed to perform this Agreement. In the event that GBI desires to obtain marketing staff support in excess of such amount in any calendar year, GBI and Golden Bear shall negotiate in good faith a mutually acceptable houly or per diem rate for such services based upon the market rates for similar professional marketing consulting services in the Southeastern region of the United States. In addition to such consulting fee, GBI shall pay or reimburse Golden Bear for reasonable out-of-pocket expenses incurred by Golden Bear in connection with the services rendered under this Agreement, including, without limitation, travel and lodging expenses incurred in connection with services rendered at places other than the principal offices of GBI or Nicklaus Golf, provided that Golden Bear will cooperate with GBI to obtain the prior approval and direct payment or reimbursement of such expenses by Nicklaus Golf where applicable under subparagraph 4(e) of the NGEC License. Any such reimbursement shall be made as soon as practicable after submission by Golden Bear of vouchers or reports of such expenditures in such reasonable detail as GBI may require. It is understood that travel and entertainment expenses incurred by Golden Bear in order to manage and promote the Transferred Businesses or other profit making activities licensed by GBI shall be for the sole and exclusive account of Golden Bear, and that the conduct by Golden Bear personnel of incidental marketing support functions under this Agreement during such activities shall not entitle Golden Bear to seek reimbursement of or contribution to such expenses from GBI unless GBI has expressly agreed in writing to pay a stated amount or allocated share of such expenses prior to the date such services are rendered. The parties acknowledge that the services of Golden Bear are provided for the sole benefit of GBI as a member of and licensor to Nicklaus Golf, and that Golden Bear shall not claim or assert any right to payment against Nicklaus Golf under this Agreement, including any right to direct payment of expenses payable or reimbursible to GBI under subparagraph 4(e) of the NGEC License, unless Nicklaus Golf has agreed in writing to pay such expenses directly at the request of GBI.

           6. TERM. The term of this Agreement shall commence on the "Effective Date", which for purposes of this Agreement shall have the same meaning and be deemed to occur simultaneously with the Effective Date defined in Section 4 of that certain Agreement and Plan of Reorganization between GBI and Golden Bear of even date herewith, and shall expire on December 31, 2006, unless renewed or terminated as provided in this Section.

         (a) Either of GBI or Golden Bear may terminate this Agreement in the event of a material breach by the other party on ninety (90) days written notice specifying the breach, unless the other party has cured the breach to the reasonable satisfaction of


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the notifying party within such notice period. Golden Bear shall have a special right to terminate this Agreement without cause, at the end of any calendar year, commencing with the end of calendar year 1997, by giving written notice to GBI of its intent to terminate not later than July 1 of the year in which such termination is to be effective. As a condition to any such termination, Golden Bear shall make reasonable efforts to continue its marketing support activities and to arrange for an orderly transition of all responsibilities under this Agreement to GBI or its designated successor consultant(s) prior to the effective date of such termination, provided that in no event will Golden Bear be required to provide any further services to GBI or its successor consultant(s) after the effective date of such termination.

         (b) This Agreement shall terminate automatically in the event of: (i) a termination of either the NGEC License or the GB License, which termination shall be effective on the effective date of the termination of either such license unless waived in writing by mutual agreement of the parties, (ii) in the event of the withdrawal of GBI as a member of NGEC, or any reorganization of NGEC which materially affects GBI's participation in the management of NGEC, unless GBI and Golden Bear mutually agree to continue the performance of this Agreement after such event, or (ii) in the event the marketing support obligations of GBI to NGEC which form the subject matter of this Agreement are terminated. This Agreement shall also terminate automatically in the event that any party suffers or commits any of the following acts of default, unless such default is waived in writing by the non-defaulting parties upon such assurances of cure and future performance as such non-defaulting parties may reasonably request: (1) institutes voluntary proceedings under any bankruptcy or insolvency law or other law for the benefit of creditors or the relief of debtors, becomes the subject of involuntary bankruptcy proceedings instituted by other parties, and such proceedings are not dismissed within sixty (60) days of the commencement thereof, or is adjudicated bankrupt or insolvent in any legal proceedings, (2) makes a general composition, assignment for the benefit of its creditors, or other common-law or statutory arrangement for compromise of its indebtedness to general creditors, (3) is voluntarily or involuntarily dissolved, becomes the subject of any seizure or receivership affecting its ability to perform this Agreement, or ceases its business or materially curtails any part of the business activities contemplated by this Agreement, or (4) voluntarily transfers all or a substantial part of the employees, or conveys all or a substantial part of the assets or intangible rights necessary to perform this Agreement, without a permitted assignment of this Agreement to the transferee. Any termination under this subsection shall be without prejudice to any other right or remedy which the non-defaulting party may have as a result of such event or events, and shall not release the defaulting party from any damage claims arising under this Agreement as a result of such default unless otherwise agreed in writing.

         (c) Upon the expiration of the initial term of this Agreement, Golden Bear shall have the option to renew this Agreement for successive three (3) year terms subject to its satisfactory performance of its responsibilities to GBI under this Agreement through the effective date of such renewal. Any such option shall be exercised by Golden Bear in a written notice given to GBI not later than July 1 of the calendar year in which the initial term or then current renewal term expires. A renewal


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shall be effective automatically if due notice is given unless GBI makes a written objection to such renewal on or before its effective date, which objection shall state in reasonable detail the reasons for GBI's dissatisfaction with Golden Bear's performance and the actions reasonably necessary for Golden Bear to remedy the recited problems. The delivery of a written objection to renewal by GBI shall, if necessary, extend the term of this Agreement for a minimum period of ninety (90) days from the date of such notice, if such period is longer than the remaining stated term then in force, which extension is made for the purpose of allowing the parties to resolve the matters raised in such notice to their mutual satisfaction.

         (d) Copies of any termination notices or other communications sent by GBI or Golden Bear under this Section shall be promptly delivered to Nicklaus Golf, and GBI and Golden Bear acknowledge and understand that neither the existence of a dispute between them nor the termination of this Agreement by action of either of them shall affect GBI's obligations to provide marketing support to Nicklaus Golf as required by the NGEC License.

           7. INDEMNIFICATION. GBI hereby agrees to indemnify and hold Golden Bear harmless from and against any claims, losses or liabilities in the event that Golden Bear is included as a party in any claim or governmental proceeding arising out of (i) the failure of Nicklaus Golf or GBI to fully perform any commitments made to third parties in connection with the marketing activities subject to this Agreement, (ii) the business activities and operations of Nicklaus Golf, including without limitation, products liability claims from purchasers of Nicklaus Golf's licensed products, or (iii) the failure of Nicklaus Golf to comply with any law or regulation applicable to its business in any jurisdiction where such business is conducted by Nicklaus Golf or its sublicensees. Golden Bear hereby agrees to indemnify and hold GBI harmless from and against any claims, losses or liabilities arising out of (i) any gross negligence or misconduct by its employees or representatives in the performance of this Agreement, or (ii) contracts or commitments for marketing and promotional activities made by Golden Bear without the required authorization or approval of Nicklaus Golf or GBI. Such indemnification shall include the indemnified party's expenses and reasonable attorneys' fees incurred in the defense or settlement of a claim or proceeding.

         8. ASSIGNMENT; SUBCONTRACTING. Golden Bear shall not assign any of its rights or delegate any of its duties hereunder to any third party, other than a wholly owned subsidiary of Golden Bear, without the prior written consent of GBI, and any purported assignment or subcontracting by Golden Bear without such consent shall be of no force or effect. Prior to giving its consent to any proposed assignment or subcontract, GBI shall review the terms of such proposal with Nicklaus Golf, and GBI shall have the right to withhold its consent to any proposed arrangement if Nicklaus Golf makes any reasonable objection thereto unless such objection is resolved by Golden Bear prior to the time such consent is required.

         9. CONFIDENTIALITY. Golden Bear hereby agrees to maintain the confidentiality of all non-public information regarding the Equipment Business, regardless of the source of such information, including without limitation, information relating to the following matters: (i) the relationships of Nicklaus Golf with particular customers and


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suppliers, including the identity and position of individual contacts, capabilities, and pricing structures, (ii) manufacturing and marketing information regarding the Nicklaus Golf's products and potential product lines, including existing, pending and potential product offerings, market studies, sales results and projections, and financial matters relating to the production and distribution of products, and (iii) research and development projects and new product, sales or marketing concepts developed by or for Nicklaus Golf. Golden Bear agrees that, without the prior express written consent of GBI and Nicklaus Golf, Golden Bear will not release, publish, communicate or otherwise disclose any of such information to any party (other than GBI and Nicklaus Golf management and staff), or make any use of such information for any purpose other than performing Golden Bear's consulting and marketing support services under this Agreement. Nicklaus Golf and GBI hereby agree to maintain the confidentiality of all non-public information regarding the Transferred Businesses and any other businesses developed by Golden Bear under the GB License, regardless of the source of such information, including without limitation, information relating to the following matters: (i) the relationships of Golden Bear and its licensees with particular customers and suppliers, including the identity and position of individual contacts, capabilities, and pricing structures, (ii) manufacturing and marketing information regarding the products and services and potential product and service lines to be offered under the GB License, including existing, pending and potential offerings, market studies, sales results and projections, and financial matters relating to the licensing, production and distribution of products and services, and (iii) research and development projects and new product, service, sales or marketing concepts developed by or for Golden Bear. GBI and Nicklaus Golf agree that, without the prior express written consent of Golden Bear, Nicklaus Golf and GBI will not release, publish, communicate or otherwise disclose any of such information to any party (other than GBI and Golden Bear management and staff), or make any use of such information for any purpose other than determining and implementing marketing strategies for the Equipment Business under this Agreement. In the event that any party believes that it is required in response to any form of legal process or under applicable securities laws or regulations to make a public disclosure of any information subject to this Section, such party shall provide the other parties with prompt written notice of the matters which such party believes that it is required to disclose and the reasons why such disclosures are required by law or regulation, and the parties shall cooperate with each other as reasonably necessary to permit such party to discharge its legal obligations.

         10. OWNERSHIP OF INTANGIBLE RIGHTS. Golden Bear agrees not to assert any intellectual property rights adverse to GBI or Nicklaus Golf in any information or concepts for marketing golf equipment which come into existence as a result of this Agreement, and that GBI and Nicklaus Golf shall be entitled to exploit any work or creation developed by Golden Bear in connection with the marketing of golf equipment as a consultant to GBI in the performance of Golden Bear's services hereunder without payment of any compensation in any form other than the fees payable under Section 5, above. In that regard, GBI or Nicklaus Golf will be entitled own and exercise as provided under the GB License and NGEC License all copyrights, trademarks and servicemarks, by assignment or otherwise, which are developed for and/or promoted by


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the parties with respect to Golf Equipment under this Agreement, and Golden Bear expressly agrees to make no use of any such rights other than uses in fulfillment of Golden Bear's obligations under this Agreement or other uses permitted by the GB License and in connection with Golden Bear's business. The parties acknowledge that GBI's use of, and its further authorization of Nicklaus Golf to use, creative ideas and marketing concepts furnished to GBI by Golden Bear under this Agreement shall not give GBI exclusive intellectual property rights in such ideas or concepts, and that GBI shall not seek to limit or prevent the use of such ideas or concepts by Golden Bear in the development of other similar marketing and promotional projects within the scope of the GB License and in connection with Golden Bear's business for parties other than Nicklaus Golf or GBI. Notwithstanding the retention of any intellectual property rights in such ideas and concepts by Golden Bear as against third parties, Golden Bear agrees that such ideas and concepts shall remain available for use by GBI and Nicklaus Golf after termination of this Agreement, without royalty or other additional compensation to Golden Bear, for use in the continuation of then existing programs or independent development of similar marketing programs by or for GBI or Nicklaus Golf.

         11.      MISCELLANEOUS.

         (a) CHOICE OF LAW; ARBITRATION. This agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without regard to conflicts of laws rules which might otherwise be applied. The parties agree, except as otherwise expressly set forth herein, that all disputes involving the construction or enforcement of this Agreement shall be resolved by binding arbitration before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and the Federal and Florida Arbitration Acts. The parties agree that the location of any such arbitration shall be at a site selected by the arbitrator in Palm Beach County, Florida, unless otherwise agreed at the time the dispute is submitted to the AAA. In accordance with the Federal and Florida Arbitration Acts, any party may apply to any court of competent jurisdiction to compel arbitration in accordance with this subsection or to enforce any award rendered by the arbitrator in a proceeding conducted hereunder in accordance with its terms. Unless otherwise agreed in writing by the parties, legal action to compel any arbitration involving the construction or enforcement of this Agreement may be brought by either party in that State or Federal Court having subject matter jurisdiction over the cause which is located in Palm Beach County, Florida, and each of the parties to this Agreement hereby agrees to submit to the personal jurisdiction of such Courts regardless of the domicile of such party at the time such action is filed. In any arbitration under this subsection, the arbitrator shall have the authority to award to the prevailing party attorneys' fees and expenses in accordance with the provisions of subsection (e) of this Section.

         (b) RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARIES. GBI and Nicklaus Golf acknowledge that the status of Golden Bear under this Agreement shall be as an independent subcontractor to GBI, and that Golden Bear shall exercise its independent judgment and discretion in the performance of all work assigned under this Agreement. Except for Nicklaus Golf's rights to utilize the work product and intellectual property delivered by Golden Bear to GBI under this Agreement as expressly set forth above, no


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party shall be deemed a third party beneficiary of this Agreement, and Golden
Bear and Nicklaus Golf acknowledge and agree that neither of them shall have any independent right of action against the other as a result of their status as parties to this Agreement or any acts undertaken by either of them in connection with the performance of this Agreement.

         (c) NOTICES. Any notice to be given under this Agreement shall be made in writing and shall be sent to the address of the intended recipient as set forth at the beginning of this Agreement or the facsimile number set forth on the signature page, or to such other address or facsimile number as may be designated in a written notice meeting the requirements of this subsection. Notices under this subsection will be effective: (i) if mailed by certified mail, return receipt requested, three (3) days after the date the notice is deposited, postage paid with the United States Postal Service, as shown by its receipt for certified mail; (ii) if sent via courier service or express delivery, upon the date of actual delivery as endorsed by the carrier or person accepting such delivery for the recipient of such notice, or (iii) if sent via facsimile to the telephone numbers given by the recipients of such notice, on the date of transmission as shown by the confirmation forms printed by the sending machine showing the recipients' station identification and verification of error free communication, provided that confirmation copies of the notice are sent to the recipient via certified mail or courier as provided above not later than the day following the date of such confirmed facsimile transmission.

         (d) ENTIRE AGREEMENT; AMENDMENT. This Agreement and the annexed schedules constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended or modified, or any right or obligation of a party hereunder waived or released, except in a written document signed by the party to be charged with such amendment, modification, waiver or release.

           (e) COUNTERPARTS. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (f) EXPENSES; ATTORNEYS' FEES. Except as otherwise expressly provided in this Agreement, each party shall be responsible for payment of its own expenses (including, without limitation, the fees and expenses of their agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement. In the event any a party is required to retain the services of an attorney to enforce the rights of such party under this Agreement, or to require a construction of this Agreement or declaration or determination of the rights of any party hereunder, the prevailing party or parties in any subsequent litigation involving such matter shall be entitled to receive an award of all attorneys' fees incurred by them in connection with such matter, including any fees incurred for review, negotiation, settlement, preparation of pleadings, trial or appeal.

         (f) SECTION HEADINGS. The section headings are inserted for convenience of reference only, and shall not affect the interpretation or construction of any of the express terms of this Agreement.

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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date first set forth above.

GOLDEN BEAR INTERNATIONAL, INC.         GOLDEN BEAR GOLF, INC.



By: _______________________________     By: ___________________________
      Name:                             Name:
      Title:                            Title:
      Its Authorized Signatory          Its Authorized Signatory

NICKLAUS GOLF EQUIPMENT COMPANY, L.C.



By:
   Name:
   Title:
   Its Authorized Signatory

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